EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: ULURU INC. (ULUR)

Date of Event requiring statement: April 1, 2010





/S/ Oscar S. Schafer
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Signature



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                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: ULURU INC. (ULUR)

Date of Event requiring statement: April 1, 2010






/S/ Oscar S. Schafer
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Signature